Exhibit 10.1

UAL CORPORATION AND UNITED AIR LINES, INC.

EXECUTIVE SEVERANCE PLAN

The Human Resources Subcommittee of the Board of Directors (such subcommittee or any successor committee appointed by the Board of Directors, the “Committee”) of UAL Corporation, a Delaware corporation (together with its wholly owned subsidiary, United Air Lines, Inc., a Delaware corporation, sometimes referred to herein as, the “Company”) recognizes the importance to the best interests of the Company and its stockholders of ensuring that the Company and its subsidiaries have the continued dedication and leadership of the Company’s key employees.  Therefore, the Committee has decided that it is in the Company’s best interest to adopt this Executive Severance Plan (this “Plan”) in order to encourage the retention of key employees.

SECTION 1.  Definitions.  For purposes of this Plan, the following terms shall have the meanings set forth below:

(a)  “Accrued Rights” shall have the meaning set forth in Section 3(a)(v).

(b)  “Affiliate(s)” means, with respect to any specified person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.  For purposes of the definition of “Affiliate(s),” the term “person” has the meaning described in Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

(c)  “Annual Base Salary” means, with respect to any Participant, such Participant’s annual rate of base salary in effect immediately prior to such Participant’s Termination Date.

d)  “Annual Bonus” means, with respect to any Participant, such Participant’s Annual Base Salary times such Participant’s individual “incentive opportunity” percentage at “target” under the UAL Corporation Success Sharing Program - Performance Incentive Plan (or any successor plan in which the Participant participates immediately prior to the Termination Date) as in effect immediately prior to such Participant’s Termination Date.

(e)  “Cause” means, with respect to any Participant, the occurrence of any one of the following:

(i) the Participant is convicted of, or pleads guilty or nolo contendere to, any felony or any other crime involving moral turpitude;

(ii) the Participant’s misappropriation, embezzlement or misuse of funds or property belonging to the Company or a Subsidiary;

(iii) the Participant commits one or more acts or omissions constituting negligence, fraud or other misconduct that the Company determines has a detrimental effect on the Company;

(iv) the Participant continually fails, following notice from the Company, to perform substantially the Participant’s employment duties (other than as a result of incapacity due to physical or mental illness); or

(v) the Participant commits a material violation of any of the Company’s policies (including the Company’s Code of Business Conduct and Ethics, as in effect from time to time) that the Company determines is detrimental to the best interests of the Company.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g)  “Disability” means, with respect to any Participant, that such Participant becomes eligible to receive income replacement benefits under any long-term disability plan covering employees of the Company or its Subsidiaries.

(h)  “Effective Date” shall have the meaning set forth in Section 11.

(i)  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto.

(j)  “Participant” shall have the meaning set forth in Section 2.

(k)  “Plan Administrator” means the Company’s Senior Vice President - General Counsel or such other person as may be designated by the Company from time to time.

(l)  “Qualifying Position” shall have the meaning set forth in Section 2.

(m)  “Qualifying Termination” means, with respect to any Participant, any termination of such Participant’s employment, other than a voluntary resignation by such Participant or a termination by the Company for Cause, death or Disability, that is effective (or with respect to which such Participant is given written notice) during the period of the Plan’s effectiveness.

(n)  “SAM Plan” means the United Airlines Salaried and Management Severance Pay Plan or any successor thereto.

(o)  “Severance Benefits” shall have the meaning set forth in Section 3(a).

(p)  “Severance Multiple” means, with respect to any Participant, the number that corresponds to such Participant’s tier (in each case, as set forth on Schedule A), based on such Participant’s position with the Company as of the Termination Date.

(q)  “Severance Period” means a number of years (or a portion thereof) equal to the Severance Multiple.

(r)  “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

(s)  “Termination Date” means, with respect to any Participant, the date on which the termination of such Participant’s employment, in accordance with the terms of this Plan, is effective.

(t)  “Travel Program” means, with respect to any Participant, the travel program applicable to such Participant as of such Participant’s Termination Date, or any successor plan covering similarly situated employees.

(u)  “Years of Service” means, with respect to any Participant, the number of consecutive years (including any partial year) that such Participant has been an employee of the Company or its Subsidiaries as of such Participant’s Termination Date.  For purposes hereof, “year” means any period of 12 consecutive calendar months, without regard to any short-term leave, parental leave or other approved absence.

SECTION 2.  Eligibility.  Participants in this Plan (“Participants”) are those individuals who are classified as employees of the Company and its Subsidiaries and who are employed by the Company or its Subsidiaries on or following the Effective Date in a position that is classified by the Company as an officer or as having a paygrade of 5 or 6 (any such position, a “Qualifying Position”), other than any such employee who enters into an individual agreement with the Company that provides for severance benefits; provided that unless an individual is employed in a Qualifying Position immediately prior to termination of employment, upon termination such individual shall be deemed not to be a Participant and shall not be entitled to Severance Benefits hereunder, but may be entitled to receive benefits under the SAM Plan in accordance with its terms.  In no event will any Participant in this Plan also be a participant in the SAM Plan, and each Participant shall waive, as a condition to receiving benefits hereunder, all rights under the SAM Plan.

SECTION 3.  Termination of Employment.  (a)  Qualifying Termination.  Subject to Section 3(a)(vi), in the event of a Participant’s Qualifying Termination, such Participant shall be entitled to the following payments and benefits set forth in this Section 3(a) (collectively, the “Severance Benefits”):

(i) Severance Pay.  The Company shall pay such Participant an amount equal to such Participant’s Severance Multiple times the sum of (A) such Participant’s Annual Base Salary and (B) such Participant’s Annual Bonus, the sum of such amounts to be paid in equal installments on the normal payroll cycle over the Severance Period, which shall begin, in accordance with Section 5, as soon as practicable following the date the release described in Section 3(a)(vi) becomes effective and irrevocable (the “Release Effective Date”); provided, however, that such amount shall be paid in lieu of, and such Participant hereby waives the right to receive, any other cash severance payment relating to salary or bonus continuation such Participant is otherwise eligible to receive upon termination of employment under any severance plan, practice, policy or program of the Company or any Subsidiary.

(ii) Continued Welfare and Other Employee Benefits.  The Company shall continue to provide for medical, dental and Travel Program benefits to such Participant and such Participant’s spouse and dependents (in each case, as provided in any applicable plan) at least equal to the levels of benefits provided to other similarly situated active employees of the Company and its Subsidiaries until the earlier of (A) the end of the Severance Period and (B) in the case of medical and dental benefits, the date that such Participant becomes covered under a subsequent employer’s medical and dental plans.

(iii) Retirement Benefits.  For purposes of determining such Participant’s eligibility to receive benefits under the Company’s post-retirement medical plan as in effect immediately prior to the Termination Date (or any applicable plan maintained by a successor company or any of its subsidiaries) and under the Travel Program as it relates to retired employees, (A) such Participant’s years of qualifying service shall be computed by adding two years of qualifying service to such Participant’s actual service as of such Participant’s Termination Date and (B) such Participant’s age shall be computed by adding two years to such Participant’s actual age as of such Participant’s Termination Date.

(iv) Outplacement Services.  Commencing on the Termination Date, such Participant will be provided with outplacement assistance appropriate to the position held by such Participant immediately prior to such Participant’s Termination Date as determined from time to time in the Company’s sole discretion.

(v) Accrued Rights.  Such Participant shall be entitled to (A) payments of any unpaid Annual Base Salary, commissions, bonuses and other amounts earned or accrued through such Participant’s Termination Date and reimbursement for any unreimbursed business expenses incurred through such Participant’s Termination Date and (B) any payments or benefits explicitly set forth in any other agreements, benefit plans, practices, policies, arrangements and programs to which such Participant is a party or in which such Participant participates (other than severance benefits) (the rights to such payments, the “Accrued Rights”).

(vi) Release of Claims.  Notwithstanding any provision of this Plan to the contrary, the Company shall not be obligated to make any payments or provide any benefits described in this Section 3(a), other than payments or benefits in respect of the Accrued Rights, unless and until such time as such Participant has executed and delivered a Separation Agreement and Release substantially in the form of Exhibit A hereto and such release has become effective and irrevocable in accordance with its terms.

(b)  Other Termination.  In the event of any termination of a Participant’s employment other than a Qualifying Termination, such Participant shall not be entitled to any additional payments or benefits from the Company under Section 3(a), other than payments or benefits with respect to the Accrued Rights.

SECTION 4.  Claims Procedure.  (a)  Filing a Claim.  It is not normally necessary to file a claim in order to receive benefits under this Plan.  However, if a Participant (the “Claimant”) feels he or she has been improperly denied severance benefits, any claim for payment of severance benefits shall be signed, dated and submitted to the Senior Vice President - General Counsel & Secretary, as set forth in Section 14.  The Plan Administrator shall then evaluate the claim and notify the Claimant of the approval or disapproval in accordance with the provisions of this Plan not later than 90 days after the Company’s receipt of such claim unless special circumstances require an extension of time for processing the claims.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed).  If the Claimant does not provide all the necessary information for the Plan Administrator to process the claim, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information.

(b)  Notice of Initial Determination.  The Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part.  If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (i) the specific reasons for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (iv) an explanation of this Plan’s appeal procedures, which shall also include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim upon review.

(c)  Right to Appeal.  If a claim for payment of severance benefits made in accordance with the procedures specified in this Plan is denied, in whole or in part, the Claimant shall have the right to request that the Plan Administrator review the denial, provided that the Claimant files a written request for review with the Plan Administrator within 60 days after the date on which the Claimant received written notification of the denial.  The Claimant may review or receive copies, upon request and free of charge, any documents, records or other information “relevant” (within the meaning of Department of Labor Regulation 2560.503-1(m)(8)) to the Claimant’s claim.  The Claimant may also submit written comments, documents, records and other information relating to his or her claim.

(d)  Review of Appeal.  In deciding a Claimant’s appeal, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim.  If the Claimant does not provide all the necessary information for the Plan Administrator to decide the appeal, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information.  Within 60 days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial 60 day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed).

(e)  Notice of Appeal Determination.  The decision on review shall be forwarded to the Claimant in writing and, in the case of a denial, shall include (i) specific reasons for the decision, (ii) specific references to the pertinent Plan provisions upon which the decision is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a wholly or partially denied claim for benefits.  The Plan Administrator’s decision on review shall be final and binding on all persons for all purposes.  If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to review and shall have no right to bring an action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.  Any notice and decisions by the Plan Administrator under this Section 4 may be furnished electronically in accordance with Department of Labor Regulation 2520.104b-1(c)(i), (iii) and (iv).

SECTION 5.  Section 409A; Changes in Law.  (a)   It is the intention of the Company that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code.  To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A (such tax and interest penalties, a “Section 409A Tax”), notwithstanding the timing of payment provided in any other Section of this Plan, the timing of any payment, distribution or benefit pursuant to this Plan shall be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) of the Code and the Participant shall not be entitled to the crediting of any interest in respect of such six-month delay; provided that if a Participant dies during such six-month period, any such delayed payments shall not be further delayed, and shall be immediately payable to the Participant’s devisee, legatee or other designee or, should there be no such designee, to the Participant’s estate in accordance with the applicable provisions of this Plan.  From and after the Effective Date, (a) the Company shall administer and operate this Plan in compliance with Section 409A of the Code and any rules, regulations or other guidance promulgated thereunder as in effect from time to time and (b) in the event that the Company determines that any provision of this Plan does not comply with Section 409A of the Code or any such rules, regulations or guidance and that as a result any Participant may become subject to a Section 409A Tax, notwithstanding Section 11, the Company shall amend or modify such provision to avoid the application of such Section 409A Tax, and in no event shall any Participant’s consent be required for such amendment or modification.  Notwithstanding any provision of this Plan to the contrary, the Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with amounts payable pursuant to this Plan (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.

(b)  In the event that the Company determines that any provision of this Plan violates, or would result in any material liability (other than liabilities for Severance Benefits) to the Company under, any law, regulation, rule or similar authority of any governmental agency (other than Section 409A of the Code), the Company shall be entitled, notwithstanding Section 11, to amend or modify such provision as the Company determines in its discretion to be necessary or desirable to avoid such violation or liability, and in no event shall any Participant’s consent be required for such amendment or modification.

SECTION 6.  Offset; No Mitigation.  (a)  The amount of a Participant’s Severance Benefits shall be reduced to the extent necessary to defray any outstanding financial obligations that the Participant may have to the Company or any Affiliate, including but not limited to, amounts owed under the Company travel program, expense account balances, overpayment of salary, commissions or bonuses, advances, loans, and the value of any computer hardware or software, communications equipment or other property of the Company or any Affiliate assigned to or misappropriated by the Participant (whether or not in the individual’s possession) that he or she does not return to the Company or Affiliate.  Severance Benefits under the Plan shall be reduced by any payments made or to be made by the Company to the Participant to comply with, or satisfy liability under, the Worker Adjustment and Retraining Notification Act (“WARN”) or any other Federal, State, or local law requiring payments in connection with an involuntary termination of employment, plant shutdown, or workforce reduction, including, but not limited to, amounts paid in connection with paid leaves of absence, back pay, benefits, and other payments intended to satisfy such liability or alleged liability.

(b)  In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and, except as specifically provided in Section 3(a)(ii), such amounts shall not be reduced whether or not the Participant obtains other employment.

SECTION 7.  Withholding.  The Company may deduct and withhold from any amounts payable under this Plan such Federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

SECTION 8.  Successors.  This Plan shall bind any successor (a “Successor”) to all or substantially all of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would have been obligated under this Plan if no such succession had taken place.  In the case of any transaction in which a Successor would not, pursuant to the foregoing provision or by operation of law, be bound by this Plan, the Company shall require such Successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would have been required to perform such obligations if no such succession had taken place.  The term “Company”, as used in this Plan, shall mean the Company as hereinbefore defined and any Successor and any assignee to such business or assets which by reason hereof becomes bound by this Plan.

SECTION 9.  GOVERNING LAW.  THIS PLAN SHALL BE DEEMED TO BE MADE IN THE STATE OF ILLINOIS, AND, TO THE EXTENT NOT PREEMPTED BY ERISA OR OTHER FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS PLAN IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 10.  No Guarantee of Employment.  This Plan shall not be construed as creating any contract of employment between the Company, on the one hand, and any Participant, on the other hand, nor shall this Plan be construed as restricting in any way the rights of the Company to terminate the employment of any Participant at any time and for any reason subject, however, to any rights of a Participant under this Plan.

SECTION 11.  Effective Date, Amendment and Termination of this Plan.  This Plan shall become effective on April 1, 2007 (the “Effective Date”).  The Committee may amend, modify or terminate this Plan at any time; provided, however, that (a) except as specifically provided in Section 5, no amendment that is materially adverse to any Participant will be effective without such Participant’s written consent until one year after its adoption, (b) termination of the Plan will not be effective until the first anniversary of the date of the relevant corporate action authorizing the Plan’s termination and (c) no such amendment, modification or termination shall affect the right to any unpaid Severance Benefits of any Participant whose Termination Date has occurred prior to such amendment, modification or termination of this Plan.  The failure of the Company or a Participant to insist upon strict adherence to any term of this Plan on any occasion shall not be considered as a waiver of the Company’s or such Participant’s rights or deprive the Company or such Participant of the right thereafter to insist upon strict adherence to that term or any other term of this Plan.  No failure or delay by the Company or any Participant in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

SECTION 12.  Severability.  If any term or provision of this Plan is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Plan shall nonetheless remain in full force and effect.

SECTION 13.  Survival.  The provisions of this Plan, including Sections  3, 4, 5, 6, 7 and 8 shall survive and remain binding and enforceable, notwithstanding the expiration or termination of this Plan, the termination of a Participant’s employment with the Company for any reason or any settlement of the financial rights and obligations arising from such Participant’s participation hereunder, to the extent necessary to preserve the intended benefits of such provisions.

SECTION 14.  Notices.  All notices or other communications required or permitted by this Plan will be made in writing and all such notices or communications will be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

(a) If to the Company:                  Attention:        Senior Vice President—General Counsel & Secretary

On or prior to April 22, 2007:

United Airlines - WHQLD
P.O. Box 66100
Chicago, IL 60666
Fax: 847-700-4099

On or after April 23, 2007:

United Air Lines, Inc.
Attn: Corporate Secretary’s Office
77 W. Wacker Drive
Chicago, Illinois 60601
Fax: 312-997-8180

(b) If to a Participant, to such Participant’s address as most recently supplied to the Company and set forth in the Company’s records;

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 15.  Headings and References.  The headings of this Plan are inserted for convenience only and neither constitute a part of this Plan nor affect in any way the meaning or interpretation of this Plan.  When a reference in this Plan is made to a Section, such reference shall be to a Section of this Plan unless otherwise indicated.

SECTION 16.  Interpretation.  For purposes of this Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

*                       *                       *                       *                       *                       *

IN WITNESS WHEREOF, the Company has caused this Executive Severance Plan to be executed on its behalf, effective as of April 1, 2007, or as otherwise noted herein.

UAL CORPORATION

/s/ Frederic F. Brace
Frederic F. Brace
Executive Vice President and
Chief Financial Officer

UNITED AIR LINES, INC.

/s/ Frederic F. Brace
Frederic F. Brace
Executive Vice President and
Chief Financial Officer

SCHEDULE A

Position	Tier	Severance Multiple

Executive Council Members	Tier I	2

Senior Vice Presidents who are not Executive Council Members	Tier II	1.5

Vice Presidents	Tier III	2 times the Participant’s Years of Service, divided by 52 (rounded up to the nearest tenth), with a minimum of 1 and a maximum of 1.5

Managing Directors (or any other title at pay grade 5 or 6)	Tier IV	2 times the Participant’s Years of Service, divided by 52 (rounded up to the nearest tenth), with a minimum of 0.5 and a maximum of 1

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

I.                 Release.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge UAL Corporation, a Delaware corporation (“UAL”), United Air Lines, Inc., a Delaware corporation (“UA”, UAL and UA sometimes collectively referred to herein as the “Company”), and its present and former subsidiaries and affiliates, together with their present and former officers, directors, executives, agents, employees, successors, predecessors and assigns (collectively, the “Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the “Claims”), which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended (the “FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar Federal, state, or local statute; provided, however, that nothing herein shall release the Company of its obligations under that certain Executive Severance Plan of the Company in which the undersigned participates (including the Accrued Rights (as defined therein)).  The undersigned understands that, as a result of executing this Separation Agreement and Release, he/she will not have the right to assert that the Company or any other Released Party unlawfully terminated his/her employment or violated any of his/her rights in connection with his/her employment or otherwise.

The undersigned affirms that he/she has not filed, caused to be filed, or presently is a party to any Claim, complaint or action against any Released Party in any forum or form and that he/she knows of no facts which may lead to any Claim, complaint or action being filed against any Released Party in any forum by the undersigned or by any agency, group, etc.  The undersigned further affirms that he/she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him/her from the Company and its subsidiaries, except as specifically provided in this Separation Agreement and Release.  The undersigned furthermore affirms that he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA.  If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned, the undersigned will request such agency or court to withdraw the matter.

The undersigned further declares and represents that he/she has carefully read and fully understands the terms of this Separation Agreement and Release and that he/she has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this Separation Agreement and Release, that he/she may take up to and including 21 days from receipt of this Separation Agreement and Release, to consider whether to sign this Separation Agreement and Release, that he/she may revoke this Separation Agreement and Release within seven calendar days after signing it by delivering to the Company written notification of revocation, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his own free act.

II.                Protected Rights.  The Company and the undersigned agree that nothing in this Separation Agreement and Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law.  The undersigned is releasing, however, his/her right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his/her behalf.  Further, should the EEOC or any other agency obtain monetary relief on his/her behalf, the undersigned assigns to the Company all rights to such relief.

III.              Noncompetition.  The undersigned agrees that the he/she shall not, without the prior written consent of the Company, during the Severance Period (as defined in the Executive Severance Plan), take a Competitive Position (as defined below) with a Competitor.  For purposes of this Separation Agreement and Release, (i) “Competitor” means any airline or air carrier or any company affiliated, directly or indirectly, with another airline or air carrier, and (ii) “Competitive Position” means becoming employed by, a member of the board of directors of, a consultant to, or to otherwise provide services of any nature to, a Competitor directly or indirectly.

IV.              Nonsolicitation.  The undersigned agrees that the he/she will not, during the Severance Period, directly or indirectly, for the benefit of any Competitor of the Company, solicit the employment or services of, hire, or assist in the hiring of any management employee who is employed by the Company or any of its subsidiaries on the Termination Date.

V.                Non-Disparagement.  The undersigned further agrees not to make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written, directly or indirectly) that (i) accuses or implies that the Released Parties engaged in any wrongful, unlawful or improper conduct, whether relating to the undersigned’s employment (or the termination thereof), the business or

2

operations of the Company, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of the Released Parties.  Nothing herein will be deemed to preclude the undersigned from providing truthful testimony or information pursuant to subpoena, court order or similar legal process, or instituting and pursuing legal action.

VI.              Third-Party Litigation.  The undersigned agrees to be available to the Company and its affiliates on a reasonable basis in connection with any pending or threatened claims, charges or litigation in which the Company or any of its affiliates is now or may become involved, or any other claims or demands made against or upon the Company or any of its affiliates, regardless of whether or not the undersigned is a named defendant in any particular case.

VII.             Return of Property.  The undersigned shall return to the Company on or before [10 DAYS AFTER TERMINATION DATE], all property of the Company in the undersigned’s possession or subject to the undersigned’s control, including without limitation any laptop computers, keys, credit cards, cellular telephones and files.  The undersigned shall not alter any of the Company’s records or computer files in any way after [TERMINATION DATE].

VIII.            Confidential Information.  The undersigned agrees to hold confidential, and not to disclose to any person, firm, corporation, partnership or agency, any trade secret or Confidential Information (as defined below) gained in the course of the undersigned’s employment with the Company concerning the Company or any of its affiliates, except if such disclosure is required by law or legal process. “Confidential Information” shall include, without limitation, information concerning financial affairs, business plans or strategies, product pricing information, operating policies and procedures, vendor information and proprietary statistics or reports.  The undersigned agrees not to remove any Confidential Information from the Company, not to request that others do so on the undersigned’s behalf and to return any Confidential Information currently in the undersigned’s possession to the Company.

IX.              Severability.  If any term or provision of this Separation Agreement and Release is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Separation Agreement and Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Separation Agreement and Release is not affected in any manner materially adverse to any party.

X.               GOVERNING LAW.  THIS SEPARATION AGREEMENT AND RELEASE SHALL BE DEEMED TO BE MADE IN THE STATE OF ILLINOIS, AND, TO THE EXTENT NOT PREEMPTED BY ERISA OR OTHER FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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Effective on the eighth calendar day following the date set forth below.

UAL CORPORATION,

by

Name:
Title:

UNITED AIR LINES, INC.,

by

Name:
Title:

EMPLOYEE,

[NAME]
Date Signed:_________________________

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